Exhibit 99.1

United Online Reports Third-Quarter Results

•                  Content & Media Revenues Increase 37% and Expand to 41% of Total Revenues

•                  Quarterly Net Growth of 255,000 Content & Media Pay Accounts

•                  Free Cash Flow Increases 16% to $28.5 Million

WOODLAND HILLS, Calif., OCTOBER 25, 2007 — United Online, Inc. (Nasdaq:UNTD), a leading provider of consumer Internet and media services, today reported financial results for its third quarter ended September 30, 2007.

“United Online delivered another strong quarter, particularly in our Content & Media segment that now represents 41% of total revenues and 58% of total pay accounts,” said Mark R. Goldston, chairman, president and chief executive officer.  “Our exceptional growth in Content & Media pay accounts continued in the third quarter, which, along with our strong performance in advertising sales, generated organic revenue growth of 37% for the segment.”

Summary Results for Third Quarter Ended September 30, 2007:

The following table summarizes key financial results for the third quarter ended September 30, 2007:

	(in millions, except per share and account figures)
Financial Highlights	Q3 2007	Q3 2006	% Change
Content & Media revenues	$51.4	$37.5	37%
Communications revenues	75.4	92.2	(18)%
Consolidated revenues	$126.8	$129.6	(2)%

GAAP operating income	$23.3	$21.9	6%
Adjusted OIBDA(1)	$37.2	$36.8	1%
Adjusted OIBDA as a % of consolidated revenues	29.3%	28.4%

GAAP net income	$14.0	$13.4	4%
GAAP diluted net income per share	$0.20	$0.20	—

Adjusted net income(2)	$20.5	$19.7	4%
Adjusted diluted net income per share(2)	$0.29	$0.29	—

Change in total pay accounts(3)	121,000	(84,000)

•                  Consolidated advertising revenues were $32.2 million, an increase of 27% versus the year-ago quarter.

•                  Q3 2007 operating income and adjusted OIBDA(1) were impacted by pretax expenses of $2.0 million in connection with the S-1 registration statement filing by the company’s Classmates Media Corporation (CMC) subsidiary relating to a proposed initial public offering for CMC.

•                  Pay accounts(3) and active accounts(3) totaled 5.2 million and 16.3 million, respectively, at September 30, 2007.

“United Online delivered strong profitability during the third quarter, as operating income and adjusted operating income before depreciation and amortization (adjusted OIBDA) exceeded our guidance and reflected an increase compared to the year-ago quarter,” Goldston said. “Our financial results demonstrate the flexibility of our business model that allows us to profitably and efficiently manage a mature Communications business while continuing to achieve strong growth in our Content & Media segment.”

Cash Flows, Balance Sheet and Dividend Highlights for Q3 2007:

•                  Cash flows from operations increased 30% to $33.6 million, and free cash flow(4) increased 16% to $28.5 million during the third quarter of 2007 compared to the year-ago quarter.

•                  Cash balances at September 30, 2007 increased to $205.4 million from $191.4 million at June 30, 2007, including cash, cash equivalents and short-term investments.

•                  During the third quarter and nine months ended September 30, 2007, the company paid $14.4 million and $42.6 million in cash dividends, respectively.

•                  The company’s Board of Directors has declared a regular quarterly cash dividend of $0.20 for the eleventh consecutive quarter. The dividend is payable on November 30, 2007 to shareholders of record on November 14, 2007.

Third Quarter 2007 Segment Results:

Content & Media:

	(in millions, except percentages)
Financial Highlights	Q3 2007	Q3 2006	% Change
Billable services revenues	$29.4	$22.1	33%
Advertising revenues	22.0	15.3	43%
Segment revenues	$51.4	$37.5	37%
as a % of consolidated revenues	40.5%	28.9%

Segment income from operations	$11.3	$5.0	126%
Segment adjusted OIBDA(1)	$11.3	$5.0	126%
Segment adjusted OIBDA as a % of segment revenues(1)	22.0%	13.3%

•                 Segment adjusted OIBDA(1) as a percentage of segment revenues increased to 22.0%, its highest percentage in six quarters, reflecting operating leverage associated with higher revenues.

•                 Pay accounts(3) increased by a net 255,000 during the third quarter to 3.1 million. The quarterly increase reflects net growth of 273,000 social networking pay accounts during the quarter, partially offset by a loss of 18,000 pay accounts resulting from the company’s decision to exit the photo sharing business.

•                 The segment represented 58.3% of total pay accounts(3) at September 30, 2007, compared to 54.7% at June 30, 2007 and 44.1% in the year-ago quarter.

Communications:

	(in millions, except percentages)
Financial Highlights	Q3 2007	Q3 2006	% Change
Billable services revenues	$65.2	$82.1	(21)%
Advertising revenues	10.3	10.1	2%
Segment revenues	$75.4	$92.2	(18)%
as a % of consolidated revenues	59.5%	71.1%

Segment income from operations	$29.9	$35.4	(16)%
Segment adjusted OIBDA(1)	$29.9	$36.1	(17)%
Segment adjusted OIBDA as a % of segment revenues(1)	39.6%	39.1%

•                  Pay accounts(3) declined by 134,000 to 2.2 million.

•                  The segment represented 41.7% of total pay accounts(3) at September 30, 2007, compared to 45.3% at June 30, 2007 and 55.9% in the year-ago quarter.

•                  The increase in segment adjusted OIBDA(1) as a percentage of segment revenues reflects the company’s continuing focus on managing the Communications segment for profitability and cash flow.

•                  The company has reduced the number of employees within its Communications segment to better align the segment’s cost structure within a mature business for dial-up Internet access services. The company has eliminated 69 positions, which will result in restructuring and related charges during the fourth quarter of 2007 of approximately $3.5 million. In addition, 11 employees have been transferred from the company’s Communications segment to the Content & Media segment.

Other:

•                  Other reconciling items (unallocated corporate expenses) to arrive at consolidated adjusted OIBDA(1) totaled $4.0 million, versus $4.3 million in the year-ago quarter.

Business Outlook:

“I am encouraged that our operating income as a percentage of revenues increased in both segments versus the year-ago quarter, despite our incurring significant audit and other expenses related to the Classmates Media IPO,” commented Scott H. Ray, executive vice president and chief financial officer. “We remain confident in our ability to again deliver strong adjusted OIBDA in the fourth quarter, reflecting the company’s disciplined financial management and continued focus on enhancing shareholder value.”

The following forward-looking information includes certain projections made by management as of the date of this press release. United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Below is the company’s guidance for the fourth quarter and the year ending December 31, 2007. The guidance may be affected by the company’s ongoing analysis of the accounting treatment related to its VoIP and photo sharing operations, which may result in reporting these operations as discontinued operations in the future.The company previously disclosed its intention to exit its VoIP and photo sharing businesses and recognized an impairment charge relating to its VoIP and photo sharing assets during the fourth quarter of 2006.

Fourth Quarter 2007 (in millions)	Guidance
Revenues	$124.9 — $128.9
Adjusted OIBDA(1)	$37.1 — $39.1

Full Year 2007 (in millions)	Guidance	Prior Guidance
Revenues	$513.0 — $517.0	$512.0 — $520.0
Adjusted OIBDA(1)	$145.0 — $147.0	$143.0 — $147.0

The table below reconciles the company’s guidance for adjusted operating income before depreciation and amortization (adjusted OIBDA(1)) to operating income, a GAAP measure.

	Q4 2007	FY 2007	Prior 2007
Fourth Quarter and Full Year 2007 (in millions)	Guidance	Guidance	Guidance
GAAP Operating Income	$18.7 — $20.7	$88.8 — $90.8	$90.1 — $94.1
Depreciation	5.2	20.2	20.7
Amortization	3.0	12.8	12.8
Stock-based compensation	6.7	19.3	19.0
Restructuring and related charges	3.5	3.9	0.4
Adjusted OIBDA(1)	$37.1 — $39.1	$145.0 — $147.0	$143.0 — $147.0

(1) Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring and related charges; and impairment of goodwill, intangible assets and long-lived assets.  Management believes that because adjusted OIBDA excludes (1) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the company’s core operating results over time, this measure provides investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period.  Management uses adjusted OIBDA to measure the company’s performance.  The company’s board of directors uses this measure in determining certain compensation incentives for certain members of the company’s management.  Adjusted OIBDA is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company’s business.  Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting.  An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company’s workforce.  Management compensates for this limitation by providing a summary of stock-based compensation expenses on the face of the consolidated statements of operations.  A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring and related charges and impairment of goodwill, intangible assets and long-lived assets.  Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges within its financial press releases and SEC filings, when applicable.   A reconciliation to operating income, its most comparable GAAP financial measure, is provided in the accompanying tables.

Adjusted OIBDA for each of the company’s segments is defined by the company as segment income from operations, as set forth in the company’s Forms 10-K and Forms 10-Q, before restructuring and related charges and impairment of goodwill, intangible assets and long-lived assets. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude certain non-cash expenses and expenses that are not reflective of the segment’s core operating results over time, these measures provide investors with additional useful information to evaluate the company’s segment performance, particularly with respect to changes in performance from period to period.  Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A limitation associated with the use of these measures is that they do not reflect the costs of restructuring and related charges and impairment charges related to an operating segment.  Management compensates for this limitation by providing supplemental information about restructuring and related charges and impairment charges by segment within its financial press releases and SEC filings, when applicable.  A reconciliation to segment income from operations, its most comparable GAAP financial measure, is provided in the accompanying tables.

 (2) Adjusted net income is defined by the company as net income before the after-tax effect of amortization of intangible assets; stock-based compensation; restructuring and related charges; impairment of goodwill, intangible assets and long-lived assets; and the cumulative effect of a change in accounting principle as a result of the adoption of SFAS 123R, and the re-measurement of certain deferred tax assets.  Management believes that adjusted net income and adjusted diluted net income per share provide investors with additional useful information to measure the company’s financial performance, particularly from period to period, because these measures are exclusive of (1) certain non-cash expenses (such as amortization, stock-based compensation and impairment of goodwill, intangible assets and long-lived assets) and (2) expenses that are not reflective of the company’s core results over time.  Management also uses adjusted net income and adjusted diluted net income per share for this purpose.  Adjusted net income and adjusted diluted net income per share are not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitations of adjusted net income and adjusted diluted net income per share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms adjusted net income and adjusted diluted net income per share do not have standardized meanings.  Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry.  Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per share, directly ahead of adjusted net income and adjusted diluted net income per share within its financial press releases and SEC filings and by providing a reconciliation that shows and describes the adjustments made.  Reconciliations to net income and diluted net income per share are provided in the accompanying tables.

(3) A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services.   A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts.  Active accounts are defined as: all pay accounts as of the date presented; the monthly average for the quarter ended, as of the date presented, of all free social networking accounts who have visited the company’s domestic or international Web sites (excluding The Names Database) at least once during the reporting period; and the monthly average for the period of all loyalty marketing members who have earned or redeemed points during such period.  Active accounts also include the number of free Communications accounts (access and email users) that logged on to the company’s services at least once during the preceding 31 days.  Prior to the quarter ended September 30, 2007, we measured active accounts using a different methodology for our free social networking and loyalty marketing members.  Until the quarter ended September 30, 2007, active accounts for each quarterly period included all free social networking accounts that had logged on to our services at least once during the prior 31 days and loyalty marketing members who earned or redeemed points within the preceding 90 days.  Prior to the quarter ended June 30, 2007, active accounts also included free accounts associated with VoIP and The Names Database that had logged on to the company’s services within the preceding 31 days, Web hosting free accounts that received a Web site visit within the preceding 90 days, and photo sharing free accounts that logged on to the service within the preceding 90 days.  These free accounts were removed from the active accounts definition in anticipation of the company’s curtailment of photo sharing and VoIP services, and to better reflect the activity level of the company’s member base.

(4) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation and cash paid for restructuring and related charges.  Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets and prior to cash paid for restructuring and related charges.  It also fully reflects the tax benefits realized from stock-based compensation.  This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases.  Free cash flow is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period.  A reconciliation to net cash provided by operating activities, its most comparable GAAP financial measure, is provided in the accompanying tables.

Investor Conference Call Today at 4:30 p.m. ET

United Online will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to discuss its quarterly results.  A live Webcast of the call can be accessed through the Investors section of the company’s Web site at www.unitedonline.com. A recording of the call will be available on the site for seven days, or by dialing (800) 642-1687 (or 706-645-9291 outside of the United States) and the reservation number, 20875010.

About United Online

United Online, Inc. (Nasdaq:UNTD) is a leading provider of consumer Internet and media services. The company’s Content & Media services include online social networking (Classmates) and online loyalty marketing (MyPoints). Its Communications services include Internet access (NetZero, Juno) and email. United Online is headquartered in Woodland Hills, CA, with offices in New York, NY; Fort Lee, NJ; Renton, WA; San Francisco, CA; Schaumburg, IL; Orem, UT; Erlangen, Germany; and Hyderabad, India. For more information about United Online, please visit www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as “guidance,” “may,” “believe,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements. These statements include, without limitation, expectations regarding future: financial performance; weighted-average diluted shares; depreciation and amortization; stock-based compensation; and restructuring charges. Any such forward-looking statements are not guarantees of future performance or results, and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing, and the use of promotional offers to acquire or retain subscribers; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in pay accounts and the mix of pay accounts; the effects of changes in marketing expenditures or shifts in marketing expenditures to support existing and new products and services; the effects of seasonality; changes in Internet usage; changes in the projected number of weighted-average diluted shares due to the issuance of stock, restricted stock units and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in stock-based compensation; changes in projected amortization and depreciation due to capital spending or other factors; potential impairment of goodwill and intangibles; that the company will incur additional restructuring charges or currently anticipated restructuring charges will be greater than anticipated; risks associated with the commercialization of new services; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; changes in usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s cost of revenue; changes in active accounts; the company’s inability to maintain, renew, or enter into new agreements with telecommunications providers on attractive terms; the company’s ability to successfully integrate acquisitions; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; technological problems or developments; risks associated with litigation; governmental regulation; and the effects of discontinuing certain business operations.  In addition, the payment of future dividends is discretionary and will be subject to determination by the Board of Directors each quarter following its review of the company’s financial performance and other factors. From time to time, the company considers acquisitions or divestitures that, if consummated, could be material. Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

CONTACT:  United Online, Inc.

          Investors:

          Erik Randerson, CFA

          818-287-3350

          investor@untd.com

          Press:

          Scott Matulis

          818-287-3388

          pr@untd.com

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Quarter Ended September 30,
	2007	2006

Revenues	$126,825	$129,636
Operating expenses:
Cost of revenues(a)	27,865	28,987
Sales and marketing(a)	38,410	43,448
Product development(a)	12,276	13,170
General and administrative(a)	21,887	17,306
Amortization of intangible assets	3,090	4,213
Restructuring charges	34	627
Total operating expenses	103,562	107,751

Operating income	23,263	21,885

Interest and other income, net	1,874	1,457
Interest expense	(228)	(199)

Income before income taxes	24,909	23,143
Provision for income taxes	10,940	9,707
Net income	$13,969	$13,436

Basic net income per share	$0.21	$0.21

Diluted net income per share	$0.20	$0.20

Shares used to calculate basic net income per share	67,207	64,573
Shares used to calculate diluted net income per share	69,525	66,583
Shares outstanding at end of period	67,639	65,214

(a) Stock-based compensation was allocated as follows:

Cost of revenues	$247	$176
Sales and marketing	1,128	727
Product development	1,358	1,137
General and administrative	3,050	2,264
Total stock-based compensation	$5,783	$4,304

UNITED ONLINE, INC.

Reconciliation of Non-GAAP Financial Data

(in thousands)

Reconciliation of Operating Income to Adjusted Operating Income Before Depreciation and Amortization (OIBDA)(1)

	Quarter Ended September 30,
	2007	2006
Operating income	$23,263	$21,885
Depreciation	5,021	5,737
Amortization of intangible assets	3,090	4,213
Operating income before depreciation and amortization	31,374	31,835
Stock-based compensation	5,783	4,304
Restructuring charges	34	627
Adjusted operating income before depreciation and amortization	$37,191	$36,766

Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended September 30,
	2007	2006
Content & Media:
Segment income from operations	$11,266	$4,987
Restructuring charges	34	8
Segment adjusted operating income before depreciation and amortization	$11,300	$4,995

Communications:
Segment income from operations	$29,863	$35,437
Restructuring charges	—	619
Segment adjusted operating income before depreciation and amortization	$29,863	$36,056

UNITED ONLINE, INC.

Reconciliation of Net Income to Adjusted Net Income(2)

(in thousands, except per share amounts)

	Quarter Ended September 30,
	2007	2006

Net income	$13,969	$13,436
Add:
Stock-based compensation	5,783	4,304
Amortization of intangible assets	3,090	4,213
Restructuring charges	34	627
	22,876	22,580

Income tax effect of adjusting entries	(2,349)	(2,873)
Adjusted net income	$20,527	$19,707

Basic net income per share	$0.21	$0.21
Diluted net income per share	$0.20	$0.20

Adjusted basic net income per share	$0.31	$0.31
Adjusted diluted net income per share	$0.29	$0.29

Shares used to calculate basic net income per share	67,207	64,573
Shares used to calculate diluted net income per share	69,525	66,583

Shares used to calculate adjusted basic net income per share	67,207	64,573
Shares used to calculate adjusted diluted net income per share(a)	71,171	67,482

(a) Includes the adjustment of shares used to calculate diluted net income per share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2007	2006

ASSETS
Cash, cash equivalents and short-term investments	$205,407	$162,362
Accounts receivable, net	27,660	32,226
Deferred tax assets, net	65,976	71,360
Property and equipment, net	37,053	34,296
Goodwill and intangible assets, net	176,631	186,671
Other assets	20,575	16,104
Total assets	$533,302	$503,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$37,347	$36,550
Accrued liabilities	28,383	39,547
Member redemption liability	23,523	19,989
Deferred revenue	68,327	56,348
Capital leases	18	30
Other liabilities	4,648	3,589
Total liabilities	162,246	156,053

Stockholders’ equity	371,056	346,966

Total liabilities and stockholders’ equity	$533,302	$503,019

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Quarter Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,969	$13,436
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	13,894	14,254
Provision for doubtful accounts	1,267	(12)
Deferred taxes and other	5,246	2,339
Tax benefits from stock-based compensation	521	1,118
Excess tax benefits from stock-based compensation	(199)	(839)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	1,332	761
Other assets	(234)	899
Accounts payable and accrued liabilities	(5,504)	(5,751)
Member redemption liability	706	247
Deferred revenue	2,688	(695)
Other liabilities	(117)	(35)
Net cash provided by operating activities	33,569	25,722

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,272)	(2,939)
Purchases of short-term investments	(40,846)	(76,286)
Proceeds from maturities and sales of short-term investments	97,663	69,245
Cash paid for acquisitions, net of cash acquired	—	(586)
Increase in restricted cash	—	(1,450)
Payment related to settlement of pre-acquisition liability	—	(4,800)
Proceeds from sales of assets, net	43	87
Net cash provided by (used for) investing activities	51,588	(16,729)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital leases	(4)	(98)
Proceeds from exercises of stock options	552	1,532
Repurchases of common stock	(890)	(417)
Payments for dividends	(14,392)	(13,546)
Excess tax benefits from stock-based compensation	199	839
Net cash used for financing activities	(14,535)	(11,690)

Effect of exchange rate changes on cash and cash equivalents	192	(6)

Change in cash and cash equivalents	70,814	(2,703)
Cash and cash equivalents, beginning of period	19,698	24,362
Cash and cash equivalents, end of period	$90,512	$21,659

UNITED ONLINE, INC.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(4)

(in thousands)

	Quarter Ended September 30,
	2007	2006
Free Cash Flow
Net cash provided by operating activities	$33,569	$25,722
Add (deduct):
Capital expenditures	(5,272)	(2,939)
Excess tax benefits from stock-based compensation(a)	199	839
Cash paid for restructuring charges	34	995
Free cash flow	$28,530	$24,617

(a) In accordance with SFAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the statements of cash flows are now presented in the financing section.

UNITED ONLINE, INC.

Unaudited Quarterly Segment Information

(in thousands)

	Quarter Ended September 30, 2007
	Content & Media	Communications	Unallocated Corporate Expenses	Total

Billable services	$29,416	$65,170	$—	$94,586
Advertising	21,959	10,280	—	32,239
Total revenues	51,375	75,450	—	126,825

Operating expenses:
Cost of revenue	10,742	16,876	247	27,865
Sales and marketing	19,586	17,697	1,127	38,410
Product development	4,170	6,748	1,358	12,276
General and administrative	7,723	7,066	7,098	21,887
Amortization of intangible assets	2,875	215	—	3,090
Restructuring charges	34	—	—	34
Total operating expenses	45,130	48,602	9,830	103,562

Operating income (loss)	6,245	26,848	(9,830)	23,263

Depreciation	2,146	2,800	75	5,021
Amortization of intangible assets	2,875	215	—	3,090
Operating income before depreciation and amortization	11,266	29,863	(9,755)	31,374
Stock-based compensation	—	—	5,783	5,783
Restructuring charges	34	—	—	34
Adjusted operating income before depreciation and amortization	$11,300	$29,863	$(3,972)	$37,191

	Quarter Ended September 30, 2006
	Content & Media	Communications	Unallocated Corporate Expenses	Total

Billable services	$22,142	$82,057	$—	$104,199
Advertising	15,341	10,096	—	25,437
Total revenues	37,483	92,153	—	129,636

Operating expenses:
Cost of revenue	8,532	20,279	176	28,987
Sales and marketing	17,197	25,524	727	43,448
Product development	4,279	7,754	1,137	13,170
General and administrative	5,057	5,673	6,576	17,306
Amortization of intangible assets	3,529	684	—	4,213
Restructuring charges	8	619	—	627
Total operating expenses	38,602	60,533	8,616	107,751

Operating income (loss)	(1,119)	31,620	(8,616)	21,885

Depreciation	2,577	3,133	27	5,737
Amortization of intangible assets	3,529	684	—	4,213
Operating income before depreciation and amortization	4,987	35,437	(8,589)	31,835
Stock-based compensation	—	—	4,304	4,304
Restructuring charges	8	619	—	627
Adjusted operating income before depreciation and amortization	$4,995	$36,056	$(4,285)	$36,766

UNITED ONLINE, INC.

Selected Quarterly Historical Financial Data and Key Metrics(a)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
Revenues (in thousands):
Content & Media	$51,375	$49,712	$44,175	$43,592	$37,483
Communications	75,450	81,705	85,676	87,194	92,153
Total	$126,825	$131,417	$129,851	$130,786	$129,636

Net income (in thousands)	$13,969	$16,208	$13,028	$4,559	$13,436

Diluted net income per share	$0.20	$0.23	$0.19	$0.07	$0.20

Pay accounts(3)(b) (in thousands)	5,239	5,118	4,984	4,854	4,912
Active accounts(3)(c) (in millions)	16.3	15.9	20.1	20.1	20.8
Number of employees at end of period	999	985	1,008	1,006	1,023

(a) More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

(b) Growth in pay accounts during the quarter ended September 30, 2007 includes a loss of 18,000 pay accounts resulting from the company’s decision to exit the photo sharing business.

(c) Prior to the quarter ended June 30, 2007, active accounts also included free accounts associated with VoIP and The Names Database that had logged on to our services within the preceding 31 days, web hosting free accounts that received a web site visit within the preceding 90 days, and photo sharing free accounts that logged on to the service within the preceding 90 days.  These free accounts were removed from the active accounts definition in anticipation of the company’s curtailment of photo sharing and VoIP services, and to better reflect the activity level of the company’s member base. Beginning with the quarter ended September 30, 2007, we measured active accounts using a different methodology for the company's free social networking and MyPoints members.  Until the quarter ended September 30, 2007, active accounts for each quarterly period included all free social networking accounts that had logged on to the company's services at least once during the prior 31 days and MyPoint members who earned points or spent points within the preceding 90 days.  Beginning with the quarter ended September 30, 2007, active accounts for free social networking members and MyPoints members reflect the following definitions: the monthly average for the quarter ended, as of the date presented, of all free social networking accounts who have visited the company’s domestic or international Web sites (excluding The Names Database) at least once during the reporting period, and the monthly average for the period of all loyalty marketing members who have earned or redeemed points during such period.

UNITED ONLINE, INC.

Analysis of Pay Accounts(3)

(in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2007	2007	2007	2006	2006
Content & Media(a)
Social networking	2,983	2,710	2,433	2,169	2,079
Other(c)	70	88	87	86	85
Total(c)	3,053	2,798	2,520	2,255	2,164

Communications(b)
Access	1,886	2,016	2,158	2,282	2,425
Other	300	304	306	317	323
Total	2,186	2,320	2,464	2,599	2,748

Total pay accounts(3)(c)	5,239	5,118	4,984	4,854	4,912

(a) Content & Media includes social networking and Web hosting.  Periods prior to September 30, 2007 also include photo sharing.

(b) Communications includes Internet access, VoIP, premium content, premium email and security suite.

(c) Growth in pay accounts during the quarter ended September 30, 2007 includes a loss of 18,000 pay accounts resulting from the company’s decision to exit the photo sharing business.